APPENDIX A

                         CHARTER FOR THE AUDIT COMMITTEE
                         OF NEXTPATH TECHNOLOGIES, INC.
                                 August 23, 2000


I.      DESCRIPTION AND PURPOSE

The Audit Committee (the "Committee") is a standing committee of the Board of Directors (the "Board") of NextPath Technologies, Inc. (the "Company") whose primary function is to ensure the integrity of the Company's financial statements. The Committee shall assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the Board and others, the internal control structure, the audit process, and the adherence to applicable laws and regulations. Considering the size and complexity of the Company, the Committee shall apply reasonable materiality standards to all of its activities.

II.     COMPOSITION/EXPERTISE REQUIREMENT OF AUDIT COMMITTEE MEMBERS

A.      In General
        ----------

        1. The Committee shall consist of at least three directors, all of whom have no relationship to the Company that may interfere with the exercise of their independence from management and the Company ("Independent");

        2. Each member of the Committee shall be financially literate, as such qualifications is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee; and

        3. At least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

B.      Independence Requirement of Committee Members
        ---------------------------------------------

In addition to the definition of Independent provided above in II.A.1., the following restrictions shall apply to every Committee member:

        1. Employees. A director who is an employee (including non-employee executive officers) of the Company or any of its affiliates may not serve on the Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Company, the director can serve on the Committee after three years following the termination of the relationship between the Company and the former parent or predecessor.

        2. Business Relationship. A director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company, or (ii) who has a direct business relationship with the Company (e.g., a consultant) may serve on the Committee only if the Board determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director, the Board should consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated.

               "Business relationships" can include commercial, industrial banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve

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               on   the   Committee   without   the   above-referenced   Board's
               determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the Company, (2) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or
               (3) the direct business relationship between the director and the Company.

        3. Cross Compensation Committee. A director who is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the Committee.

        4. Immediate Family. A director who is an Immediate Family member of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the Committee until three years following termination of such employment relationship. "Immediate Family" includes a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law (including step and adoptive relationships), and anyone (other than employees) who shares such person's home.

        5. Exception. Notwithstanding the requirements of subparagraphs 1 and 4 of this Section II.B., one director who is no longer an employee, or who is an Immediate Family member of a former executive officer, of the Company or its affiliates, but who is not considered Independent pursuant to these provisions due to the three year restriction period, may be appointed, under exceptional and limited circumstances, to the Committee if the Board determines in its business judgment that membership on the Committee by the individual is required by the best interests of the Company and its shareholders, and the Company discloses in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for such determination.

III.    MEETINGS

The Committee shall meet as frequently as circumstances require, but in any event on a quarterly basis. The Committee may ask members of management or others to attend meetings and may provide pertinent information to them as the Committee deems necessary. The Committee should meet privately in executive session at least annually with management, the director of the Company's internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or any of those groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures. Minutes shall be taken for each Committee meeting which shall then be approved at the next meeting of the Committee.

IV.     RESPONSIBILITIES AND DUTIES

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise.

The Committee's primary responsibilities and duties are to:

A.      In General
        ----------

        1. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

        2.     Monitor  the   independence  and  performance  of  the  Company's
               independent   auditors  and  the  performance  of  the  Company's
               internal auditing department.

        3. Provide an avenue of communication between the independent auditors and the Company's internal auditing department.

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        4.     Provide  an  avenue  of   communication   among  the  independent
               auditors, management, the Company's internal auditing department, and the Board.

B.      Review Procedures
        -----------------

        1. Review and reassess the adequacy of this Charter on an annual basis. Submit the Charter to the Board for approval and have the document published at least every three years in accordance with SEC regulations and OTCBB, NASDAQ or other appropriate market rules.

        2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding principals, practices, and judgments.

        3. In conjunction with management, the independent auditors, and the Company's internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the Company's internal auditing department together with management's responses.

        4. Review with management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principals and any items required to be communicated by the independent auditors in accordance with SAS
               61. The Chairman of the Committee may represent the entire Committee for purposes of this review.

        5. Review with the independent auditor:

               a. The Company's financial statements and related footnotes and the independent auditor's report thereon, including their report on the adequacy of the Company's internal controls and any significant recommendations they may offer to improve internal controls;

               b. Any significant accruals, reserves or estimates which may have a material impact on the financial statements; and

               c. Any difficulties or disputes with management encountered by the independent auditor during the course of the audit and any instances of second opinions sought by management.

        6. Consider and review with the independent auditor:

               a. The adequacy of the Company's internal controls and any significant findings during the year and management's responses thereto; and

               b. Any difficulties encountered in the course of the internal audits, including any restrictions on the scope of their work or access to required information.

        7. Consider with management and the independent auditor the possible impact of any pending changes in accounting standards or rules as promulgated by the FASB or others.

        8. Review with legal counsel any legal and regulatory matters that may have a material impact on the financial statements and any reports received from regulators, and any environmental compliance and reserves.

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        9.     Report Committee  actions to the Board with such  recommendations as the Committee may deem appropriate.

C.      Independent Auditors
        --------------------

        1. The independent auditors are ultimately accountable to the Committee and the Board. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

        2. The Committee is responsible for ensuring that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditor and the Company and the Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or servicest that may impact the objectivity and independence of the independent auditor and for recommending that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence. The Committee shall review the independence and the performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. To ensure independence, on an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

        3. Review the independent auditors' audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach to ensure completeness of coverage, reduction in redundant efforts, and the effective use of audit resources.

        4. Approve the fees and other significant compensation to be paid to the independent auditors.

V.      INVESTIGATIONS

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and duties and it has direct access to the independent auditors as well as anyone in the Company. The Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary to fulfill its responsibilities and duties.

VI.     WRITTEN AFFIRMATION

Once each year the Committee shall provide the Company through the Board, and the Company shall provide to the OTCBB, NASDAQ, or other market on which the Company's securities are listed, written confirmation regarding:

        1.     Any  determination  that  the  Board   has   made  regarding  the
               independence of directors who are members of the Committee pursuant to this Charter;

        2.     The financial literacy of the Committee members;

        3. The determination that at least one of the Committee members has accounting or related financial management expertise; and

        4.     The annual review and reassessment of this Charter.

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